                                                                   EXHIBIT 10.1

May 14, 1996

Aetna Life and Casualty Company
151 Farmington Avenue
Hartford, CT  06103

Attention:            Alfred P. Quirk
                      Vice President, Corporate Finance

                         Aetna Life and Casualty Company
                         $2,500,000,000 Credit Facility
                                Commitment Letter

Dear Sirs:

You have requested that J.P. Morgan Securities Inc. ("JPMSI"), in consultation with Deutsche Morgan Grenfell/C.J. Lawrence Inc. ("DMG"; Chase Securities Inc., Citicorp Securities Inc., JPMSI and DMG being referred to individually as an "Agent" and collectively as the "Agents"), arrange a revolving credit facility (the "Facility") in the amount of $2,500,000,000 for Aetna Life and Casualty Company (the "Borrower"). Attached is an outline (the "Term Sheet") of the principal terms and conditions of the proposed Facility to be made available to the Borrower by Morgan Guaranty Trust Company of New York ("Morgan"), Deutsche Bank AG, New York and/or Cayman Islands Branch ("Deutsche"), The Chase Manhattan Bank, N.A. ("Chase"), Citibank, N.A. ("Citibank"; Morgan, Deutsche, Chase and Citibank being referred to individually as a "Lead Bank" and collectively as the "Lead Banks") and other banks acceptable to JPMSI, DMG and the borrower (the Lead Banks and such other banks being herein called the "Banks"), pursuant to loan documentation mutually acceptable to the Banks and the Borrower.

Morgan hereby commits to lend up to $500,000,000 of the Facility, Deutsche hereby commits to lend up to $400,000,000 of the Facility and each of Chase and Citibank hereby commits to lend up to $300,000,000 of the Facility, in each case on the terms and conditions set forth or referred to herein and in the Term Sheet. Such commitments of the Lead Banks are subject to the arrangement of commitments in respect of the Facility from other Banks for the balance of the $2,500,000,000 amount of the Facility. JPMSI shall inform the Borrower of the date on which JPMSI has received telex or other written confirmation of commitments in respect of the Facility on the terms and conditions set forth herein and in the Term Sheet that (together with the Lead Banks' commitments) aggregate $2,500,000,000. All such commitments will be subject to (i) the negotiation, execution and delivery of mutually acceptable definitive loan documentation (to be prepared by counsel to the Agents, Cravath, Swaine & Moore) and (ii) the other conditions set forth or referred to herein and in the Term Sheet.

The appointment of each of the Arranger, Administrative Agent, Syndication and Documentation Agent and Co-Syndication Agents as set forth in the Term Sheet is exclusive. It is understood that you retain the right to name additional agents or co-agents in connection with the arrangement or syndication of the Facility, subject to the approval of each of JPMSI and DMG. JPMSI and DMG hereby approve the naming of Credit Suisse and Bank of America National Trust and Savings Association as Managing Agents.

It is understood that JPMSI, as Arranger, in consultation with DMG, will manage all aspects of the arrangement of the Facility. JPMSI and DMG will jointly syndicate commitments in respect of the Facility. It is expected that, through the syndication process, after at least $2,500,000,000 of commitments have been obtained, the commitments of the Lead Banks hereunder may be reduced as commitments received from other Banks are accepted.

To assist JPMSI and DMG in their syndication efforts, the Borrower agrees promptly to provide, and to cause its affiliates to provide, JPMSI and DMG upon request with all relevant information reasonably requested in order to complete successfully the syndication of the Facility. It is understood that the Agents and Lead Banks will be using and relying primarily on the foregoing information provided by the Borrower without independent verification thereof.

Certain fees payable by the Borrower are set forth in two separate letter agreements delivered herewith (the "Fee Letters").

The Borrower, by signing below, agrees to indemnify each Agent, each Lead Bank and each other Bank, and hold each of them harmless from and against, any and all liabilities, claims, losses, damages, costs, or expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, relating to or arising out of this letter agreement or the proposed Facility, on the terms and subject to the conditions set forth in Section 9.03(b) of the Borrower's existing Credit Agreements dated as of July 27, 1994, which is incorporated herein by reference. The provisions of this paragraph shall be superseded by the indemnification provisions of the definitive loan documentation upon effectiveness thereof.

The Borrower also agrees to pay the reasonable out-of-pocket costs and expenses of each of the Agents and the Lead Banks in connection with the negotiation and documentation of the loan transaction contemplated hereby and the syndication of the Facility, regardless of whether any loan documents are agreed to and signed by the Banks and the Borrower and regardless of whether any loans are actually made. The out-of-pocket costs and expense to be reimbursed by the Borrower pursuant to this paragraph shall include the fees and disbursements of Cravath, Swaine & Moore, special counsel to the Agents (subject to the limitations on such fees previously agreed), but shall not include the fees and disbursements of any other counsel for any Agent or Lead Bank.

The Agents and Lead Banks may perform certain of the duties or activities described herein through any of their affiliates. The indemnity and expense reimbursement provisions described above shall apply with equal force and effect to any such affiliates so performing any such duties or activities.

If you accept and agree to this proposal, please so indicate by signing in the space provided below and in the Fee Letters and returning signed copies of this letter and the Fee Letters to us, except that the Fee Letter relating to fees payable to JPMSI and Morgan shall be returned only to them. This proposal will expire at the close of business on May 22, 1996, if not accepted by you in writing by that time. In the event that definitive loan documentation in respect of the Facility is not executed and delivered on or before August 1, 1996, then the obligations of the Agents and commitments of the Lead Banks hereunder shall terminate, unless the Agents and Lead Banks shall, in their discretion, agree to an extension.

                               Very truly yours,

                               MORGAN GUARANTY TRUST
                               COMPANY OF NEW YORK

                                 By     /s/ Ann E. Darby
                                        ------------------
                                        Name: Ann E. Darby
                                        Title: Vice President

                               J.P.  MORGAN SECURITIES INC.

                                 By     /s/ Richard J. Herder
                                        -----------------------
                                        Name: Richard J. Herder
                                        Title: Vice President

                               DEUTSCHE BANK AG, NEW YORK AND/OR
                               CAYMAN ISLANDS BRANCH

                                By     /s/ Louis Caltavuturo
                                       ------------------------
                                       Name: Louis Caltavuturo
                                       Title: Associate

                                By     /s/ Peter J. Bassler
                                       ------------------------
                                       Name: Peter J. Bassler
                                       Title: Associate

                               DEUTSCHE MORGAN GRENFELL/C.J.
                               LAWRENCE INC.

                                 By     /s/ Thomas L. Newberry
                                        ------------------------
                                        Name: Thomas L. Newberry
                                        Title: Managing Director

                                 By     /s/ Eileen A. Creighton
                                        -------------------------
                                        Name: Eileen A. Creighton
                                        Title: Associate

                               THE CHASE MANHATTAN BANK, N.A.

                                 By     /s/ Candace R. Lau-Hansen
                                        ---------------------------
                                        Name: Candace R. Lau-Hansen
                                        Title: Vice President

                               CHASE SECURITIES INC.

                                 By     /s/ Miguel Roman
                                        ---------------------------
                                        Name: Miguel Roman
                                        Title: Vice President

                               CITIBANK, N.A.

                                 By     /s/ Scott F. Engle
                                        ---------------------------
                                        Name: Scott F. Engle
                                        Title: Attoney-in-fact

                               CITICORP SECURITIES INC.

                                 By     /s/ Daniel J. Brill
                                        ---------------------------
                                        Name: Daniel J. Brill
                                        Title: Managing Director

ACCEPTED AND AGREED TO
this 16th day of May, 1996:

AETNA LIFE AND CASUALTY COMPANY

  By          /s/ Alfred P. Quirk, Jr.
              -------------------------
              Name: Alfred P. Quirk, Jr.
              Title: Vice President

                         SUMMARY OF TERMS AND CONDITIONS
                       FOR AETNA LIFE AND CASUALTY COMPANY

BORROWER:                  Aetna Life and Casualty Company (the
                           "Borrower").

AMOUNT:                    Up to $2,500,000,000.

GUARANTOR:                 Aetna Inc., (the "Guarantor"),
                           formed to be the holding company of
                           both the Borrower and U.S.
                           Healthcare, Inc. upon consummation
                           of the Merger Transactions (defined
                           below).

PURPOSE:                   General corporate purposes, including
                           the payment of consideration, fees and
                           expenses in connection with the Merger
                           Transactions.

ARRANGER:                  J.P. Morgan Securities Inc. ("JPMSI").

ADMINISTRATIVE AGENT:      Morgan Guaranty Trust Company of
                           New York ("Morgan").

SYNDICATION AND
DOCUMENTATION AGENT:       Deutsche Morgan Grenfell/C.J.
                           Lawrence Inc ("DMG").

CO-SYNDICATION AGENTS:     Chase Securities Inc .
                           Citicorp Securities Inc.

LENDERS:                   Syndicate of lenders acceptable to the
                           Borrower. JPMSI and DMG (the "Banks").

FACILITY DESCRIPTION;
MERGER TRANSACTION:        Five-year revolving credit facility
                           (the "Facility"). Unless and until
                           the Merger Date occurs, the
                           aggregate principal amount of loans
                           outstanding under the Facility
                           shall not exceed $1,000,000,000.
                           The "Merger Date" will occur upon
                           the date that the Borrower and the
                           Guarantor certify to the
                           Administrative Agent that the
                           Merger Transactions have been (or
                           on such date are being) consummated
                           in all material respects in
                           accordance with the Merger
                           Agreement and the Guarantor owns
                           all the
                           outstanding shares of capital stock of the Borrower and of U.S. Healthcare, Inc.; provided that if such date occurs more than 120 days after the date of execution of definitive loan documentation, then the Borrower and the Guarantor also must certify as to the absence of a material adverse change. The "Merger
                           Transactions" means (a) the merger of a wholly-owned subsidiary of the Guarantor into U.S. Healthcare
                           Inc., with the result that (i) U.S. Healthcare, Inc., survives as a wholly-owned subsidiary of the Guarantor and (ii) the stockholders of U.S.
                           Healthcare, Inc. are entitled to receive consideration as set forth in the Merger Agreement and (b) the merger of a wholly-owned subsidiary of the Guarantor into the Borrower, with the result that
                           (i) the Borrower survives as a wholly-owned subsidiary of the Guarantor and (ii) the stockholders of the Borrower are entitled to receive consideration as set forth in the Merger Agreement. The "Merger
                           Agreement" means the Agreement and Plan of Merger dated as of March 30, 1996, among the Borrower, U.S.
                           Healthcare, Inc., the Guarantor and two wholly-owned subsidiaries of the Guarantor, as amended. Without the consent of Banks having 66-2/3% of the commitments in respect of the Facility, the Merger
                           Agreement shall not be modified or waived in a manner that materially increases the consideration payable in connection with the Merger Transactions (other than increases in consideration in the form of equity securities of the Guarantor).

BORROWING OPTIONS:         LIBOR, Adjusted CD, Base Rate, and
                           Money Market.

                      CD will be automatically adjusted for reserves and other regulatory requirements. LIBOR adjustments for Regulation D will be charged by Banks individually.

                      Base Rate means the higher of (i) Morgan's prime rate or
                      (ii) the federal funds rate +0.50%.

MONEY MARKET OPTION
DESCRIPTION:               The Borrower may request the Administrative Agent to
                           solicit competitive bids from the Banks at a margin over LIBOR ("Money Market LIBOR Loans") or at an absolute rate ("Money Market Absolute Rate Loans").
                           Each Bank will bid at its own discretion for amounts up to the total amount of commitments and the Borrower will be under no obligation to accept any of the bids. Any Money Market advances made by a Bank shall be deemed usage of the facility for the purpose of fees and availability. However, each Bank's advance shall not reduce such Bank's obligation to lend its pro rata share of the remaining undrawn commitments.

                           Bid Selection Mechanism: The Borrower will determine the aggregate amount of bids, if any, it will accept. Bids will be accepted in order of the lowest to the highest rates ("Bid Rates"). If two or more Banks bid at the same Bid Rate and the amount of such bids accepted is less than the aggregate amount of such bids, then the amount to be borrowed at such Bid Rate will be allocated among such Banks in proportion to the amount for which each Bank bid at such Bid Rate. If the bids are either unacceptably high to the Borrower or are insufficient in amount, the Borrower" may cancel the auction.

PRICING: Pricing on the commitments and loans will be expressed in basis points per annum and will vary according to the pricing level comsnensurate with credit quality. SEE ATTACHED PRICING GRID.

     Margins:              SEE ATTACHED PRICING GRID.

     Facility Fee:         A per annum fee calculated on a 360 day basis payable
                           on each Bank's commitment irrespective of usage, quarterly in arrears. SEE ATTACHED PRICING GRID. The facility fee will commence to accrue with respect to
                           (a) $1,000,000,000 of the Facility on the date of execution of definitive loan documentation and (b) the balance of the Facility in excess of $1,000,000,000 on the earlier of (i) the Merger Date and (ii) the date that is one month after the date of execution of definitive loan documentation.

REFERENCE LENDERS:         Three banks representative of the lender group.

INTEREST PAYMENTS:         At the end of each applicable Interest Period or
                           quarterly, if earlier.

INTEREST PERIODS:          Syndicated Borrowings:

                           Base Rate Loans - 90 days
                           LIBOR Loans - 1, 2, 3 or 6 months.
                           Adjusted CD Loans - 30, 60, 90, or 180 days.
                           Additional LIBOR & CD periods will be
                           available only with the agreement of all Banks.

                           Non-Syndicated Borrowings:

                           Money Market LIBOR Loans - minimum 1
                           month.
                           Money Market Absolute Rate Loans -
                           minimum 7 days.

DRAWDOWNS:                 Minimum amounts of $25 million with
                           additional increments of $1
                           million. Drawdowns are at the
                           Borrower's option with same day
                           notice for Base Rate Loans, one
                           business day's for Money Market
                           Absolute Rate Loans, two business
                           days' for Adjusted CD Loans, three
                           business days' for LIBOR Loans, and
                           four business days' for Money
                           Market LIBOR Loans.

PREPAYMENTS:               Base Rate Loans may be prepaid at
                           any time on one business day's
                           notice. LIBOR and Adjusted CD Loans
                           may be prepaid at any time on two
                           business days' notice, subject to
                           indemnification for funding losses
                           if prepayment occurs other than at
                           the end of an Interest Period. Any
                           such prepayments shall be in
                           minimum amounts of $25 million with
                           additional increments of $1
                           million. Money Market Loans may not
                           be prepaid.

TERMINATION OR REDUCTION
OF COMMITMENTS:            The Borrower may terminate or
                           reduce the unused commitments in
                           amounts of at least $25 million at
                           any time on three business days'
                           notice.

PRINCIPAL SUBSIDIARIES:    Certain provisions of the loan
                           documentation will apply to
                           Principal Subsidiaries. "Principal
                           Subsidiaries" means Aetna Life
                           Insurance Company, Aetna Life
                           Insurance
                           and Annuity Company and, on and after the Merger
                           Date, U.S. Healthcare, Inc.

REPRESENTATIONS AND
WARRANTIES:                Customary for credit agreement of this nature, with
                           respect to the Guarantor, the Borrower and, as applicable, their respective Consolidated
                           Subsidiaries or Principal Subsidiaries, including:

                               1.       Corporate existence.
                               2.       Corporate and government
                                        authorization; no contravention;
                                        binding effect.
                               3.       Financial information.
                               4.       No material adverse change.
                               5.       No material litigation.
                               6.       Compliance with ERISA.
                               7.       Principal Subsidiaries.
                               8.       Compliance with laws, excluding
                                        environmental laws.

CONDITIONS TO CLOSING:     Customary in credit agreements of this nature,
                           including:

                               1.       Negotiation and execution of
                                        satisfactory documentation.
                               2.       Accuracy of representations and
                                        warranties.
                               3.       Termination of the Borrower's
                                        existing Credit Agreements dated as
                                        of July 27, 1994.
                               4.       Customary closing certificates,
                                        opinions and evidence of authority.

CONDITIONS TO EACH
BORROWING:                 Customary in credit agreements of this nature,
                           including:

                               1.       Receipt of borrowing notice.
                               2.       Absence of default.
                               3.       Accuracy of representations and
                                        warranties regarding (a) existence and
                                        good standing of the Borrower and the
                                        Guarantor, (b) corporate and government
                                        authorization and no contravention and
                                        (c) existence and good standing of
                                        Principal Subsidiaries.

COVENANTS:                              Customary in credit agreements of
                                        this nature, with respect to the
                                        Guarantor, the Borrower and, as
                                        applicable, their respective
                                        Consolidated Subsidiaries or Principal
                                        Subsidiaries, including:

                               1.       Information.
                               2.       Conduct of business; maintenance of
                                        existence.
                               3.       Equal and ratable lien prediction
                                        (applicable to common stock of
                                        Principal Subsidiaries and, on and
                                        after the Merger Date, of the
                                        Borrower).
                               4.       Consolidations, mergers and sale of
                                        assets.
                               5.       Use of proceeds.
                               6.       "Most favored lender" treatment of
                                        cross defaults (applicable to the
                                        Guarantor and the Borrower).
                               7.       Compliance with laws, including
                                        ERISA but excluding environmental
                                        laws.
                               8.       Prior to the Merger Date, Adjusted
                                        Consolidated Net Worth (adjusted to
                                        exclude net unrealized capital
                                        gains and losses) of the Borrower
                                        not less than $5,000,000,000. On
                                        and after the Merger Date, Adjusted
                                        Consolidated Net Worth of the
                                        Guarantor not less than $[   ](1).

EVENTS OF DEFAULT:         Customary in credit agreements of this nature,
                           including.
                               1. Failure to pay any principal payable under the Credit Agreement when due or any interest or fees within five domestic business days of when due.

                               2.       Failure to meet covenants (with
                                        grace periods, where appropriate).

                               3.       Representations or warranties false
                                        in any material respect when made.

                               4.       Cross acceleration to material debt
                                        of the Borrower, the Guarantor or
                                        any Principal Subsidiary.

                               5.       Change of ownership or control in
                                        excess of 35% of the Borrower
                                        (prior to the Merger Date) or the
                                        Guarantor (on and after the Merger
                                        Date).
                               6.       Insolvency or bankruptcy of the
                                        Guarantor, the Borrower or any
                                        Principal Subsidiary.

INCREASED COSTS/CHANGE OF

- -----------------
(1)  75% of projected Adjusted Consolidated Net Worth at closing of merger.

CIRCUMSTANCES:             The credit agreement will contain customary
                           provisions protecting the Banks in the event of unavailability of funding, illegality, increased costs, funding losses, and withholding taxes.

                           Capital adequacy compensation will be required only with respect to capital requirements adopted after the closing date hereof.

INDEMNIFICATION:           The Borrower will indemnify the Banks against all
                           losses, liabilities, claims, damages, or expenses in connection with any proceeding relating to (i) the use of loan proceeds to acquire equity securities
                           (including the Merger Transactions) or (ii) a change of control, including, but not limited to reasonable attorneys' fees (except such as result from the indemnitee's gross negligence or wilful misconduct).

TRANSFERS AND
PARTICIPATIONS:            Banks will have the right to transfer or sell
                           participations in their loans or commitments with the transferability of voting rights limited to changes in principal, rate, fees and term. Assignments will be allowed only with the consent of the Borrower and Agent. The Borrower will not unreasonably withhold its consent to any assignment to an affiliate of a Bank, provided such affiliate has an equal or better credit rating on the closing date.

EXPENSES:                  The Borrower will pay all reasonable legal and other
                           out-of-pocket expenses of the Agents related to this transaction, as separately agreed, and all reasonable legal and other out-of-pocket expenses of the Administrative Agent in connection with any subsequent amendments or waivers.

GOVERNING LAW:             State of New York.

                                                                  Exhibit 10.1

                                                                     JP Morgan

                                     Pricing Grid for Aetna Life and Casualty

                                          $2.5 Billion Five-Year Facility

                                            (in basis points per annum)

=================================================================================
                   LEVEL I         LEVEL II         LEVEL III        LEVEL IV
- ---------------------------------------------------------------------------------
Basis for       If Aetna's      If Aetna's       If Aetna's       If Aetna's
Pricing         senior          senior           senior           senior
                unsecured       unsecured        unsecured        unsecured
                long-term       long-term debt   long-term debt   long-term
                debt has at     has at least     has at least     debt has at
                least two of    two of these     two of these     least two of
                these ratings   ratings or       ratings or       these ratings
                or better:      better:          better:          or better:

                S&P:     AA-    S&P:     A+      S&P:     A       S&P:     A-
                Moody's: Aa3    Moody's: A1      Moody's: A2      Moody's: A3
                Duff:    AA-    Duff:    A+      Duff:    A       Duff:    A-
- ---------------------------------------------------------------------------------
Facility Fee         6.50            7.00             8.00             9.00
- ---------------------------------------------------------------------------------
"Unused" Cost        6.50            7.00             8.00             9.00
- ---------------------------------------------------------------------------------
LIBOR +             12.50            13.00            14.50           16.00
- ---------------------------------------------------------------------------------
Base Rate +           0                0                0               0
- ---------------------------------------------------------------------------------
All-In "Used"   LIBOR + 19.00    LIBOR + 20.00    LIBOR + 22.50   LIBOR + 25.00
Cost *
=================================================================================


==================================================================
     LEVEL V         LEVEL VI        LEVEL VII       LEVEL VIII
==================================================================
 If Aetna's       If Aetna's      If Aetna's       If Levels I -
 senior           senior          senior           VII do not
 unsecured        unsecured       unsecured        exist.
 long-term debt   long-term       long-term debt
 has at least     debt has at     has at least
 two of these     least two of    two of these
 ratings or       these ratings   ratings or
 better:          or better:      better:

 S&P:     BBB+    S&P:     BBB    S&P:     BBB-
 Moody's: Baa1    Moody's: Baa2   Moody's: Baa3
 Duff:    BBB+    Duff:    BBB    Duff:    BBB-
- ------------------------------------------------------------------
      10.00           12.50            15.00           20.00
- ------------------------------------------------------------------
      10.00           12.50            15.00           20.00
- ------------------------------------------------------------------
      20.00           25.00            32.50           55.00
- ------------------------------------------------------------------
        0               0                0               0
==================================================================
  LIBOR + 30.00   LIBOR + 37.50    LIBOR + 47.50   LIBOR + 75.00
==================================================================

- -----------------
         * "Used" Cost represents the sum of the applicable Facility Fee plus the applicable LIBOR spread.